UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 30, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road
Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5

– CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 30, 2008, the Compensation Committee of the Board of Directors of The Cheesecake Factory Incorporated approved amendments to the employment agreements with the following executive officers: David Overton, Max S. Byfuglin and Debby R. Zurzolo. The amendments were made to change the definition of “change of control” under each agreement so that certain compensation which may become payable under the agreements would not be subject to taxation under Section 409A of the Internal Revenue Code.

The forms of these amendments are filed as Exhibits 99.1, 99.2 and 99.3 to this report and are incorporated herein by reference.

SECTION 9

– FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

99.1         Form of Third Amendment to Employment Agreement with David Overton

99.2         Form of Second Amendment to Employment Agreement with Max S. Byfuglin

99.3         Form of Second Amendment to Employment Agreement with Debby R. Zurzolo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ CHERYL M. SLOMANN
Cheryl M. Slomann
Interim Chief Financial Officer, Vice President and
Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Form of Third Amendment to Employment Agreement with David Overton

99.2	Form of Second Amendment to Employment Agreement with Max S. Byfuglin

99.3	Form of Second Amendment to Employment Agreement with Debby R. Zurzolo